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                               PRICING SUPPLEMENT

                                                   Registration No. 333-08369-01
                                                Filed Pursuant to Rule 424(b)(2)

                           United Parcel Service, Inc.

                                    UPS Notes

Pricing Supplement No. 53                                   Trade Date: 02/03/03
(To Prospectus dated March 22, 2000 and Prospectus          Issue Date: 02/06/03
Supplement dated December 20, 2001)

The date of this Pricing Supplement is February 4, 2003

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

         CUSIP
           or
      Common Code           Principal Amount         Interest Rate           Maturity Date         Price to Public
      -----------           ----------------         -------------           -------------         ---------------
       91131UFB5              $3,621,000.00              4.00%                 08/15/11                 100%


    Interest Payment
       Frequency                                       Subject to               Dates and terms of redemption
      (begin date)          Survivor's Option          Redemption              (including the redemption price)
    ----------------        -----------------          ----------              --------------------------------
        03/15/03                   Yes                    Yes                           100% 02/15/04
        monthly                                                                    semi-annually thereafter


                              Discounts and
    Proceeds to UPS            Commissions            Reallowance                Dealer              Other Terms
    ---------------            -----------            -----------                ------              -----------
     $3,572,116.50             $48,883.50                $2.00             ABN AMRO Financial
                                                                             Services, Inc.
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